                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                     PURSUANT TO SECTION 12(b) OR (g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                       CORPORATE PROPERTY INVESTORS, INC.
             (Exact name of registrant as specified in its charter)
                                    Delaware
                    (State of incorporation or organization)
                                    042668599
                      (I.R.S. Employer Identification No.)
                          Three Dag Hammarskjold Plaza
                              307 East 47th Street
                            New York, New York 10017
                    (Address of principal executive offices)


                       CORPORATE REALTY CONSULTANTS, INC.
             (Exact name of registrant as specified in its charter)
                                    Delaware
                    (State of incorporation or organization)
                                   13-2838638
                      (I.R.S. Employer Identification No.)
                          Three Dag Hammarskjold Plaza
                              307 East 47th Street
                            New York, New York 10017
                    (Address of principal executive offices)


Securities to be registered pursuant to Section 12(b) of the Act:

                                                                           Name of each exchange on which
Title of each class to be so registered                                    each class is to be registered
---------------------------------------                                    ------------------------------
Common Stock, par value $.0001 per share, of Corporate Property            New York Stock Exchange
Investors, Inc. ("CPI") paired with shares of Common Stock, par value
$.0001 per share, of Corporate Realty Consultants, Inc. ("CRC").
Class B Common Stock, par value $.0001 per share, of CPI paired with       New York Stock Exchange
shares of Common Stock, par value $.0001 per share, of CRC.
Class C Common Stock, par value $.0001 per share, of CPI paired with       New York Stock Exchange
shares of Common Stock, par value $.0001 per share, of CRC.
6.50% Series B Convertible Preferred Stock, par value $.0001 per share,    New York Stock Exchange
of CPI.

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities to be registered pursuant to Section 12(g) of the Act:  None

Item 1.  Description of Registrants' Securities to be Registered.

         The description of the (a) Common Stock, par value $.0001 per share, of CPI (to be renamed Simon Property Group, Inc.) paired with shares of Common Stock, par value $.0001 per share ("CRC Common Stock"), of CRC (to be renamed SPG Realty Consultants, Inc.), (b) Class B Common Stock, par value $.0001 per share, of CPI paired with shares of CRC Common Stock, (c) Class C Common Stock, par value $.0001 per share, of CPI paired with shares of CRC Common Stock and
(d) 6.50% Series B Convertible Preferred Stock, par value $.0001 per share, of CPI is incorporated herein by reference to the Registration Statement on Form S-4 (File Nos. 333-61399 and 333-61399-01) as filed by CPI and CRC with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), on August 13, 1998, which description shall be deemed to be incorporated herein by reference.

Item 2.  Exhibits.

Exhibit No.       Description
-----------       -----------

1. Certificate of Incorporation of CPI (Incorporated by reference to the Registration Statement on Form S-4 (File Nos. 333-61399 and 333-61399-01) filed by CPI and CRC with the Commission on August 13, 1998 Exhibit 3.1).

2. Form of Restated Certificate of Incorporation of Simon Property Group, Inc. (Incorporated by reference to the Registration Statement on Form S-4 (File Nos. 333-61399 and 333-61399-01) filed by CPI and CRC with the Commission on August 13, 1998 Exhibit 3.2).

3. By-laws of CPI (Incorporated by reference to the Registration Statement on Form S-4 (File Nos. 333-61399 and 333-61399-01) filed by CPI and CRC with the Commission on August 13, 1998
                  Exhibit 3.3).

4.                Form of Restated By-laws of Simon Property Group, Inc.
                  (Incorporated by reference to the Registration Statement on Form S-4 (File Nos. 333-61399 and 333-61399-01) filed by CPI and CRC with the Commission on August 13, 1998 Exhibit 3.4).

5. Certificate of Incorporation of CRC (Incorporated by reference to the Registration Statement on Form S-4 (File Nos. 333-61399 and 333-61399-01) filed by CPI and CRC with the Commission on August 13, 1998 Exhibit 3.5).

                               Page 2 of 4 Pages

6. Form of Restated Certificate of Incorporation of SPG Realty Consultants, Inc. (Incorporated by reference to the Registration Statement on Form S-4 (File Nos. 333-61399 and 333-61399-01) filed by CPI and CRC with the Commission on August 13, 1998 Exhibit 3.6).

7. By-laws of CRC. (Incorporated by reference to the Registration Statement on Form S-4 (File Nos. 333-61399 and 333-61399-01) filed by CPI and CRC with the Commission on August 13, 1998
                  Exhibit 3.7).

8.                Form of Restated By-laws of SPG Realty Consultants, Inc.
                  (Incorporated by reference to the Registration Statement on Form S-4 (File Nos. 333-61399 and 333-61399-01) filed by CPI and CRC with the Commission on August 13, 1998 Exhibit 3.8).

9. Form of Simon Property Group, Inc. Common Stock Certificate (Incorporated by reference to the Registration Statement on Form S-4 (File Nos. 333-61399 and 333-61399-01) filed by CPI and CRC with the Commission on August 13, 1998 Exhibit 4.3).

10. Form of Simon Property Group, Inc. Class B Common Stock Certificate (Incorporated by reference to the Registration Statement on Form S-4 (File Nos. 333-61399 and 333-61399-01) filed by CPI and CRC with the Commission on August 13, 1998
                  Exhibit 4.4).

11. Form of Simon Property Group, Inc. Class C Common Stock Certificate (Incorporated by reference to the Registration Statement on Form S-4 (File Nos. 333-61399 and 333-61399-01) filed by CPI and CRC with the Commission on August 13, 1998
                  Exhibit 4.5).

12. Form of SPG Realty Consultants, Inc. Common Stock Certificate (Incorporated by reference to the Registration Statement on Form S-4 (File Nos. 333-61399 and 333-61399-01) filed by CPI and CRC with the Commission on August 13, 1998 Exhibit 4.6).

13. Form of 6.50% Series B Convertible Preferred Stock Certificate of Simon Property Group, Inc.

14. Trust Agreement, dated as of October 30, 1979, among shareholders of CPI, CRC and First Jersey National Bank, as Trustee (Incorporated by reference to the Registration Statement on Form S-4 (File Nos. 333-61399 and 333-61399-01) filed by CPI and CRC with the Commission on August 13, 1998
                  Exhibit 4.7).

                               Page 3 of 4 Pages

                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereto duly authorized.

                                             CORPORATE PROPERTY INVESTORS, INC.

Dated:  September 16, 1998                   By:   /s/ Hans C. Mautner
                                                ----------------------
                                                  Name:  Hans C. Mautner
                                                  Title: Chief Executive Officer

                                             CORPORATE REALTY CONSULTANTS, INC.

Dated:  September 16, 1998                   By:   /s/ Hans C. Mautner
                                                ----------------------
                                                  Name:  Hans C. Mautner
                                                  Title: Chief Executive Officer

                               Page 4 of 4 Pages

                                  EXHIBIT INDEX

Exhibit No.       Description
-----------       -----------

1. Certificate of Incorporation of CPI (Incorporated by reference to the Registration Statement on Form S-4 (File Nos. 333-61399 and 333-61399-01) filed by CPI and CRC with the Commission on August 13, 1998 Exhibit 3.1).

2. Form of Restated Certificate of Incorporation of Simon Property Group, Inc. (Incorporated by reference to the Registration Statement on Form S-4 (File Nos. 333-61399 and 333-61399-01) filed by CPI and CRC with the Commission on August 13, 1998 Exhibit 3.2).

3. By-laws of CPI (Incorporated by reference to the Registration Statement on Form S-4 (File Nos. 333-61399 and 333-61399-01) filed by CPI and CRC with the Commission on August 13, 1998
                  Exhibit 3.3).

4.                Form of Restated By-laws of Simon Property Group, Inc.
                  (Incorporated by reference to the Registration Statement on Form S-4 (File Nos. 333-61399 and 333-61399-01) filed by CPI and CRC with the Commission on August 13, 1998 Exhibit 3.4).

5. Certificate of Incorporation of CRC (Incorporated by reference to the Registration Statement on Form S-4 (File Nos. 333-61399 and 333-61399-01) filed by CPI and CRC with the Commission on August 13, 1998 Exhibit 3.5).

6. Form of Restated Certificate of Incorporation of SPG Realty Consultants, Inc. (Incorporated by reference to the Registration Statement on Form S-4 (File Nos. 333-61399 and 333-61399-01) filed by CPI and CRC with the Commission on August 13, 1998 Exhibit 3.6).

7. By-laws of CRC. (Incorporated by reference to the Registration Statement on Form S-4 (File Nos. 333-61399 and 333-61399-01) filed by CPI and CRC with the Commission on August 13, 1998
                  Exhibit 3.7).

8.                Form of Restated By-laws of SPG Realty Consultants, Inc.
                  (Incorporated by reference to the Registration Statement on Form S-4 (File Nos. 333-61399 and 333-61399-01) filed by CPI and CRC with the Commission on August 13, 1998 Exhibit 3.8).

9. Form of Simon Property Group, Inc. Common Stock Certificate (Incorporated by reference to the Registration Statement on Form S-4 (File Nos. 333-61399 and 333-61399-01) filed by CPI and CRC with the Commission on August 13, 1998 Exhibit 4.3).

10. Form of Simon Property Group, Inc. Class B Common Stock Certificate (Incorporated by reference to the Registration Statement on Form S-4 (File Nos. 333-61399 and 333-61399-01) filed by CPI and CRC with the Commission on August 13, 1998
                  Exhibit 4.4).

11. Form of Simon Property Group, Inc. Class C Common Stock Certificate (Incorporated by reference to the Registration Statement on Form S-4 (File Nos. 333-61399 and 333-61399-01) filed by CPI and CRC with the Commission on August 13, 1998
                  Exhibit 4.5).

12. Form of SPG Realty Consultants, Inc. Common Stock Certificate (Incorporated by reference to the Registration Statement on Form S-4 (File Nos. 333-61399 and 333-61399-01) filed by CPI and CRC with the Commission on August 13, 1998 Exhibit 4.6).

13. Form of 6.50% Series B Convertible Preferred Stock Certificate of Simon Property Group, Inc.

14. Trust Agreement, dated as of October 30, 1979, among shareholders of CPI, CRC and First Jersey National Bank, as Trustee (Incorporated by reference to the Registration Statement on Form S-4 (File Nos. 333-61399 and 333-61399-01) filed by CPI and CRC with the Commission on August 13, 1998
                  Exhibit 4.7).